UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2012

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2012, NetApp, Inc. (“NetApp”) entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “Supplemental Indenture” and referred to together with the Base Indenture as the “Indenture”) with U.S. Bank National Association, as trustee, to establish the terms and form of those certain senior unsecured notes issued by NetApp in the aggregate principal amount of $1.0 billion (collectively, the “Notes”). The Notes consist of the following tranches: $750 million aggregate principal amount of 2.00% senior unsecured notes due 2017, and $250 million aggregate principal amount of 3.25% senior unsecured notes due 2022. Interest is payable on the Notes semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2013.

NetApp previously entered into an Underwriting Agreement dated December 5, 2012 in connection with the sale of the Notes, as described further in a Current Report on Form 8-K filed by NetApp with the Securities and Exchange Commission (the “SEC”) on December 5, 2012. The Notes were offered and sold under NetApp’s shelf registration statement on Form S-3 (File No. 333-185217) filed with the SEC on November 30, 2012.

NetApp intends to use the net proceeds of the Notes for general corporate purposes, which may include repayment of certain indebtedness, capital expenditures, possible stock repurchases, working capital and potential acquisitions and strategic transactions. NetApp may also be required to offer to repurchase the Notes upon a change in control and a contemporaneous downgrade of the Notes below an investment grade rating, and it may elect to redeem the Notes in whole or in part at any time, as further specified in the Indenture.

The Indenture contains limited affirmative and negative covenants of NetApp. The negative covenants restrict the ability of NetApp and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock or indebtedness of its subsidiaries that own principal property; to engage in sale and lease-back transactions with respect to any principal property; and to consolidate, merge or sell all or substantially all of its assets.

Events of default under the Indenture include a failure to make payments, non-performance of affirmative and negative covenants, and the occurrence of bankruptcy and insolvency-related events. NetApp’s obligations may be accelerated upon an event of default, in which case the entire principal amount of the Notes would become immediately due and payable.

The foregoing description of certain terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are filed with this report as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to NetApp, has issued an opinion to NetApp dated December 12, 2012 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank National Association.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.
(Registrant)

December 12, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett Secretary, General Counsel, and Senior Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture dated December 12, 2012, by and between NetApp, Inc. and U.S. Bank National Association.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 above).